Exhibit 23.1

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As Independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated February 9, 2001, on the Company's consolidated financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ending on December 31, 2000 included in the Company's Form 10-K/A for the year ended December 31, 2000 into the Company's previously filed registration statements on Form S-3 (File No. 333-56364) and on Form S-8 (File Nos. 33-24043, 333-29843,
333-29851, 333-29857, 333-29855, 333-38443, 333-70245, 333-82645 and
333-82647).


/s/ Arthur Andersen LLP

Chicago, Illinois
August 3, 2001